UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2016

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-37388	Talen Energy Corporation (Exact name of Registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation) 835 Hamilton Street, Suite 150 Allentown, PA 18101-1179 (888) 211-6011	47-1197305
1-32944	Talen Energy Supply, LLC (Exact name of Registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation) 835 Hamilton Street, Suite 150 Allentown, PA 18101-1179 (888) 211-6011	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.
On February 1, 2016, Talen Energy Corporation (the “Company”) announced that Talen Generation, LLC (“Talen Generation”), a wholly owned, indirect subsidiary of the Company and a wholly owned subsidiary of Talen Energy Supply, LLC, completed the previously announced sale of Talen Ironwood Holdings, LLC, which through its subsidiaries owns and operates the Ironwood natural gas combined-cycle unit in Pennsylvania (“Ironwood”), to TransCanada Facility USA, Inc. The total purchase price, after estimated adjustments for net working capital, was $657 million. In connection with the transaction, in January 2016 approximately $41 million in debt, plus a customary pre-payment premium, associated with the plant was repaid by a subsidiary of the Company.
Unaudited pro forma consolidated financial information of the Company to give effect to the Ironwood disposition, among other items, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing the completion of the transaction is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

Unaudited pro forma information of the Company to give effect to the Ironwood disposition, among other items, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2015

•	Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2014 and for the nine months ended September 30, 2015

(d)	Exhibits
	99.1	Unaudited Pro Forma Condensed Combined Financial Statements
	99.2	Press Release dated February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Jeremy R. McGuire
Jeremy R. McGuire Senior Vice President, Chief Financial Officer and Chief Accounting Officer

TALEN ENERGY SUPPLY, LLC

By:	/s/ Jeremy R. McGuire
Jeremy R. McGuire Senior Vice President, Chief Financial Officer and Chief Accounting Officer

Dated:  February 5, 2016